Exhibit 99.1

Investor Presentation June 2022

Legal disclaimers NOTICE TO RECIPIENTS This presentation (this “Presentation”) does not constitute an offer or invitation for the sale or purchase of securities and has been prepared solely for informational purposes . The information contained in this presentation has been prepared solely to assist interested parties in making their own evaluation with respect to the proposed transaction (the “Transaction”) between Americas Technology Acquisition Corp . , a Cayman Islands exempted company (“ATAC”), and Rally Communitas Corp . , a Delaware corporation (“Rally”, the “Company,” “we,” “us” or “our“), and for no other purpose . This Presentation is subject to updating, completion, revision, verification and further amendment . None of ATAC, Rally, or their respective affiliates has authorized anyone to provide interested parties with additional or different information . Nothing herein shall be deemed to constitute investment, legal, tax, financial, accounting or other advice . No representation or warranty as to the accuracy, completeness, or fairness of such information is being made by the Company or any other person, and neither the Company nor any other person shall have any liability for any information contained herein, or for any omissions from this Presentation or any other written or oral communications transmitted to the recipient by the Company or any other person in the course of the recipient’s evaluation of Transaction or any offering of securities in connection therewith . In connection with the proposed Transaction, ATAC expects to form a new Delaware corporation (“Pubco”), which, in turn, will form two wholly - owned subsidiaries, “Purchaser Merger Sub” and “Company Merger Sub . ” At the closing of the proposed Transaction, ATAC, after continuing out of the Cayman Islands and into the State of Delaware as a Delaware corporation, will merge with Purchaser Merger Sub, with ATAC surviving such merger, and the Company will merge with Company Merger Sub, with the Company surviving such merger . After the closing, the former security holders of ATAC and of the Company, respectively, will be hold or be entitled to receive securities of Pubco . Investment in Pubco securities has not been approved or disapproved by the U . S . Securities and Exchange Commission (the “SEC”), nor has any authority passed upon or endorsed the merits of the Transaction, the securities or the accuracy or adequacy of this Presentation . Any representation to the contrary is a criminal offense . The securities described in this Presentation will not be deposits of any insured financial institution and are not insured by the National Credit Union Share Insurance Fund . Each recipient of the information and data contained in this Presentation should perform its own independent investigation and analysis of the Transaction and the value of the Company . The information and data contained herein are not a substitute for a recipient’s independent evaluation and analysis . In making an investment decision, prospective participants in an offering of securities must rely on their own examination of the Transaction and the Company, including the merits and risks involved . Prospective participants are urged to consult with their own legal, tax, investment and accounting advisers with respect to the consequences of an investment . If any portion of this Presentation is inconsistent with or contrary to any of the terms of definitive documents related to the Transaction, the terms of such agreements shall control . You should consult with your own advisors as needed to assist you in making your investment decision and to advise you whether you are legally permitted to purchase Pubco securities . The provision of this Presentation shall not be taken as any form of commitment on the part of ATAC or the Company to proceed with any negotiations or transactions, and each of ATAC and the Company reserves the right to discontinue discussions or negotiations regarding any transaction at any time for any reason or no reason . 2 1

Legal disclaimers FORWARD - LOOKING STATEMENTS This Presentation includes forward - looking statements within the meaning of the federal securities laws, including Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended, with respect to the Transaction, including statements regarding the anticipated benefits of the Transaction, the anticipated timing of the Transaction, future financial condition and performance of Pubco and the Company and expected financial impacts of the Transaction (including future revenue, pro forma enterprise value and cash balance) , the satisfaction of closing conditions to the Transaction, potential level of redemptions of ATAC’s public shareholders, the financial condition, liquidity, results of operations, the products, the expected future performance and market opportunities of the Company . Forward - looking statements are those that are not historical facts . Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results . Forward - looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control) . Forward - looking statements often include the words “believes,” “expects,” "future,“ “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” strategy," “scales,” “representative of,” “valuation,” "opportunity," “potentially,” “probably,” “projects,” “outlook,” or similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would,” and “could . ” Such known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements include, but are not limited to : (i) the risk that the Transaction may not be completed in a timely manner or at all, which may adversely affect the price of the securities of Pubco, (ii) the risk that the Transaction may not be completed by ATAC's business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by ATAC, (iii) the failure to satisfy the conditions to the consummation of the Transaction, including the approval of the merger agreement by the shareholders of ATAC, and the receipt of certain governmental and regulatory approvals, (iv) changes in Pubco’s capital structure, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (vi) the effect of the announcement or pendency of the Transaction on Rally's business relationships, operating results, and business generally, (vii) risks that the Transaction disrupts current plans and operations of Rally, (viii) risks associated with COVID - 19 and its impact on Rally’s business, operations and customers, (ix) the outcome of any legal proceedings that may be instituted against Rally or against ATAC related to the merger agreement or the Transaction, (x) the ability to maintain the listing of ATAC's securities or establish and maintain the listing of Pubco securities on a national securities exchange, (xi) changes in the competitive industries in which Rally operates, variations in operating performance across competitors, changes in laws and regulations affecting Rally's business, (xii) the ability to implement business plans, forecasts, and other expectations after the completion of the Transaction, and identify and realize additional opportunities, (xiii) the potential inability of Rally to increase its capacity or to achieve efficiencies regarding its process or other costs, (xiv) the risk of downturns and a changing regulatory landscape in the highly competitive industry in which Rally operates, including changes in state and federal law and regulations governing the transportation industry or financial services companies that provide services for that industry ; (xv) costs related to the Transaction and the failure to realize anticipated benefits of the Transaction or to realize estimated pro forma results and underlying assumptions, including with respect to estimated shareholder redemptions ; (xvi) changes in general business, industry or economic conditions, or competition ; (xvii) changes in any applicable law, rule, regulation, policy, guideline, or practice governing or affecting companies with respect to tax or accounting principles or otherwise ; (xviii) adverse changes or conditions in capital and financial markets ; changes in interest rates ; (xix) adequacy of loan loss reserves ; and the ability to generate sufficient cash to service all debt ; (xx) loss of certain key officers and loss of continued relationships with major customers ; (xxi) rapidly changing technology ; (xxii) unanticipated regulatory or judicial proceedings and liabilities and other costs ; (xxiii) other economic, competitive, governmental, social or technological factors affecting our operations, markets, products, services, and prices ; (xxiv) impact of the COVID - 19 pandemic, and the micro, macro, and industry - specific economic effects thereof ; and (xxv) the Company’s success at managing the foregoing items . Such developments could have an adverse impact on our financial position and our results of operations . The foregoing list of factors is not exhaustive . The forward - looking statements are based upon management’s beliefs and assumptions . You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of the registration statement on Form S - 4 discussed above and other documents filed by ATAC and Pubco from time to time with the SEC . These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward - looking statements . Any forward - looking statement made herein speaks only as of the date of this Presentation . Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them . Readers are cautioned not to put undue reliance on forward - looking statements, and Rally and ATAC assume no obligation and do not intend to update or revise these forward - looking statements, whether as a result of new information, future developments, or otherwise, except as may be required by law . Neither Rally nor ATAC gives any assurance that any of Rally, ATAC or Pubco, will achieve its expectations . Potential investors should not rely on forward - looking statements as predictions of future performance . 3

Legal disclaimers FINANCIAL INFORMATION The financial and operating forecasts and projections contained herein represent certain estimates of Rally as of the date thereof . Rally’s independent public accountants have not examined, reviewed or compiled the forecasts or projections and, accordingly, does not express an opinion or other form of assurance with respect thereto . Furthermore, none of Rally or its management team can give any assurance that the forecasts or projections contained herein accurately represents Rally’s future operations or financial condition . Such information is subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information . Accordingly, there can be no assurance that the prospective results are indicative of the future performance Rally or that actual results will not differ materially from those presented in these materials . Some of the assumptions upon which the projections are based inevitably will not materialize and unanticipated events may occur that could affect results . Therefore, actual results achieved during the periods covered by the projections may vary and may vary materially from the projected results . Inclusion of the prospective financial information in these materials should not be regarded as a representation by any person that the results contained in the prospective financial information are indicative of future results or will be achieved . USE OF NON - GAAP FINANCIAL MATTERS This Presentation includes certain forward - looking non - GAAP financial measures with respect to Rally’s expected future performance . These non - GAAP measures are an addition, and not a substitute for or superior to measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity . Not all of the information necessary for a quantitative reconciliation of these non - GAAP financial measures to the most directly comparable GAAP financial measures is available without unreasonable efforts at this time . Rally believes that these forward - looking non - GAAP measures of financial results provide useful supplemental information about Rally . Rally’s management uses these forward - looking non - GAAP measures to evaluate Rally’s projected financial and operating performance . However, there are a number of limitations related to the use of these non - GAAP measures and their nearest GAAP equivalents . For example, other companies may calculate non - GAAP measures differently or may use other measures to calculate their financial performance, and therefore Rally’s non - GAAP measures may not be directly comparable to similarly titled measures of other companies . INDUSTRY AND MARKET DATA The information contained herein also includes information provided by third parties, such as market research firms . None of ATAC, Rally or their respective affiliates and any third parties that provide information to ATAC or Rally, such as market research firms, guarantee the accuracy, completeness, timeliness or availability of any information . None of ATAC, Rally or their respective affiliates and any third parties that provide information to ATAC or Rally, such as market research firms, are responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or the results obtained from the use of such content . None of ATAC, Rally or their respective affiliates give any express or implied warranties, including, but not limited to, any warranties of merchantability or fitness for a particular purpose or use, and they expressly disclaim any responsibility or liability for direct, indirect, incidental, exemplary, compensatory, punitive, special or consequential damages, costs, expenses, legal fees or losses (including lost income or profits and opportunity costs) in connection with the use of the information herein . TRADEMARKS AND INTELLECTUAL PROPERTY ATAC and the Company own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses . This Presentation may also contain trademarks, service marks, trade names and copyrights of third parties, which are the property of their respective owners . The use or display of third parties’ trademarks, service marks, trade names or products in this presentation is not intended to, and does not imply, a relationship with ATAC or the Company, or an endorsement or sponsorship by or of ATAC or the Company . Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this presentation may appear without the TM, SM, ® or © symbols, but such references are not intended to indicate, in any way, that ATAC or the Company will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks, trade names and copyrights . CONFIDENTIALITY NOTICE The purpose of this Presentation is to provide information to assist in obtaining a general understanding of ATAC, Rally and the proposed Transaction . This information is being distributed to you on a confidential basis . By receiving this information, you and your affiliates agree to maintain the confidentiality of the information contained herein and that no portion of this Presentation may either be reproduced in whole or in part and that neither this Presentation nor any of its contents may be given or disclosed to any third party without the express written permission of ATAC and Rally and that the information contained herein is subject to the terms of any confidentiality agreement entered into with ATAC and Rally . Any reproduction or distribution of this Presentation, in whole or in part, or the disclosure of its contents, without the prior written consent of ATAC and Rally is prohibited . By accepting this Presentation, each recipient agrees : (i) to maintain the confidentiality of all information that is contained in this Presentation and not already in the public domain, and (ii) to use this Presentation for the sole purpose of evaluating the Transaction . This Presentation is intended exclusively for the individual or entity to which it is addressed . If you are not the named addressee, you are not authorized to read, print, retain, copy or disseminate this message or any part of it . If you have received this message in error, please notify the sender immediately and delete the copy of this Presentation received by you . 4

Juan Pablo Visoso Chief Financial Officer Alberto Pontonio Director Lisa Harris Board Chair Jorge Marcos Chief Executive Officer Numaan Akram CEO Narinder Singh COO Peter Bray CMO David Hall SVP Operators Executive Team 5

TEAM Highly talented team with experience in technology, growth, and logistics ADDRESSABLE MARKET Industry with a very large TAM – not just in the US, but globally TRUE SOLUTION Low - cost mass transit solution for cities, companies, and individuals DECARBONIZATION True decarbonization technology in the age of ESG LOW ASSET BASE Uses technology to provide solutions leveraging existing, underutilized assets SCALABILITY Attractive unit economics with high - margin adjacent revenue streams at scale Rally’s highly variable operating cost basis leverages existing bus fleets , resulting in an attractive model that scales efficiently and profitably . Transaction Rationale 6 1

Investor Presentation June 2022

Rally has already solved middle - mile travel challenges for millions of riders by building an asset - lite dynamic intercity transportation ූ network. Mass Mobility as a Service 8 Meet modern consumer needs for peak travel, surge demand, & regional transportation Generate new demand for buses through an AI - powered platform Dispatch the fragmented bus industry ’s fleets owned by local operators Create a digital - first brand in buses with network effects Become the operating system for bus operators RALLY EXPECTS TO:

Suite of mass mobility tech meets the needs of the modern customer while unlocking the latent value of the bus industry LINES Provides regularly scheduled intercity and commuter bus services PLATFORM Back - end tech to help bus operators manage all aspects of their business NETWORK Tangential offerings for the industry based on Rally’s proprietary data Channel: B2C Channel: B2B Channel: Multiple Rally seeks to be a digital - first brand in buses Powered by EVENTS Addresses surge demand to venues during events & holiday travel Channel: B2B2C Powered by 9

144M lbs CO2 offset 1.6M rides completed 4K bus stops 400 contracted companies 40 states served 5 active countries 2 complementary products $ 50M 5:1 Metrics Revenue - to - Financing capital efficiency ratio Lifetime statistics 1,2,3 Revenue Since 2015 launch 1. CO2 offset compares Rally bus ridership with the equivalent number of cars that would be needed to move the same amount of riders, an equivalent distance, with avg car loads, at avg fuel efficiency 2. Carbon footprint of diesel fuel 3 . Rally figures are to - date as of Q1’22 10

Bus Rideshare

Crowdpowered trips to event venues

“ Innovation that utilizes B2B2C event partners to solve logistics issues while building consumer awareness ”



RALLY POINT
RALLY POINT
DESTINATION
RALLY POINT
RALLY POINT

- Address surge demand around event venues
- Crowdsourced/funded trips with built-in virality
- Partnerships scale quickly for ownable channels
- Converts private car users to shared bus riders
- Pop-up bus stops for pop-up mass transit

Events DBA: rally

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AI for scheduling and pricing Buslines Lines DBA: Highly recurring, regularly scheduled routes with B2C acquisition “ ” Modern booking, sharing, and tracking experience AI that predicts demand for intercity routes Better SEO, CAC, & margin vs manual operations Automated dispatch and customer service Higher rated customer service vs legacy incumbents 1 1. TrustPIlot customer services ratings 12

Opportunity Size Quantified 1,2 575M annual US bus rides 40K motorcoach buses in US 3K US bus operators 10 avg buses per operator 94% of operators own <25 buses 55% average bus utilization rate 2.5% buses owned by Greyhound Unsold Seats unoccupied annually in the US $ 5B $135B Global TAM as of 2022 3 1. ABA Motorcoach Census 2. Airline industry statistics comparisons 3. Rally TAM proprietary analysis 13

Performance Overall financial performance from inception to 2024(E) Revenue 2016 - 2024 1,2 1.Financial data for periods prior to 2020 is unaudited; financial data for 2020 and 2021 is subject to pending PCAOB audit; pro jections for periods 2022 and beyond based on historical financial data and expected performance. 2.Revenue assumptions for Lines and Events businesses listed on Assumptions: Lines Offering and Assumptions: Events Offering 14

After initial pause in March 2020, resumed operations with pandemic policies end of May 2020 Revenues limited by bus capacity at 50% max; second wave dip coincided with normal seasonal travel lows With an aggressive growth strategy in Q2’21, we captured market share as demand returned Huge month - over - month growth in early 2021, returning to pre - covid run rates by July Pandemic Performance Adjusted operations through pandemic with full reopening in May 2021 1.Financial data for periods prior to 2020 is unaudited; financial data for 2020 and 2021 is subject to pending PCAOB audit. Revenue May 2020 - December 2021 1 15

Launch new routes through Buslines offering Partner with event stakeholders to scale Bus Rideshare Meet $60M 2023 revenue goal Brand hundreds of local buses with Rally identity Scale vertical SaaS Platform industry offering Monetize data through a market network Reach profitability in 3 years $30M Target raise Rally POV Going public with ATA expected to raise growth capital for Rally to enable it to become synonymous with buses for the new mobility age Expectations 16

Assumptions: Lines offering KPIs for our primary revenue driver Seats sold 2017 - 23 Bus trips & stop combinations 2017 - 23 Average $ per ride 2017 - 23 Marketing spend & ride acquisition costs 2017 - 23 ASSUMPTIONS COMMENTARY 1 1.Financial data for periods prior to 2020 is unaudited; financial data for 2020 and 2021 is subject to pending PCAOB audit; pro jections for periods 2022 and beyond based on historical financial data and expected performance. 1. Total bus trips increased 491% and total seats sold increased 655% prior to the pandemic (2017 - 19). Bus trips and seats sold per month for newly launched stop combinations are expected to increase 118% and 409% from the combination's first month to its steady state. Overall bus trips and seats sold are expected to increase in 2022 - 23 as new stop combinations are launched and existing combinations mature. 2. $ per seat is expected to be 90% lower during a newly launched stop combination's first month compared to its steady state. $ per seat decreased by 14% prior to the pandemic (2017 - 19) as new combinations were launched. $ per seat is expected to return to pre - pandemic levels as new stop combinations are launched in 2022 - 23. 3. Cost per customer acquisition decreased 76% prior to the pandemic (2017 - 19) as the brand grew in core geographies. Marketing spend is expected to be highest during the first few months of a newly launched stop combination to establish awareness. Expected new stop combinations in 2022 and 2023 should drive up overall customer acquisition costs. 17

Assumptions: Events offering Events build brand through association, changing the perception of buses Seats sold 2016 - 23 Bus trips 2016 - 23 Average $ per ride 2016 - 23 Marketing spend & ride acquisition costs 2016 - 23 ASSUMPTIONS COMMENTARY 1 1. .44% of the total annual attendance used Rally to transport to Buffalo Bills' home games in 2019; . 22% of attendance across all major sports & entertainment events are expected to use Rally for transportation in 2023. 2. The $ for transportation is expected to correlate with the $ of the underlying event ticket. The $ of transportation for the most expensive eve nt is expected to be 13% higher than the $ for transportation for the least expensive event. $ per seat is expected to decrease in 2022 - 23 as attendees for less expensive events are added. 3 . Cost per customer acquisition is 113% higher than pre - pandemic levels (2019) in 2022 as marketing spend is increased to attract NFL, MLB playoffs, NHL, and NBA attendees. Cost per customer acquisition returns closer to pre - pandemic levels (2018 - 19) in 2023. 18 1.Financial data for periods prior to 2020 is unaudited; financial data for 2020 and 2021 is subject to pending PCAOB audit; pro jections for periods 2022 and beyond based on historical financial data and expected performance.

Green The greenest form of transportation PASSENGER MILES per gallon ENERGY USED per passenger mile CO2 RELEASED per passenger mile 239.8 190.6 106.6 106.1 92 90.3 575 724 1294 1300 1500 1528 43 127 228 97 264 183 PASSENGER MILES per gallon ENERGY USED per passenger mile CO2 RELEASED per passenger mile 85.2 70.5 55.9 54.8 38.8 27.9 1619 1957 2470 2519 3555 4939 147 136 184 188 265 368 MOTOR COACH HEAVY RAIL TROLLEY BUS VANPOOL LIGHT RAIL COMMUTER RAIL INTERCITY RAIL TRANSIT BUS CARPOOL 2 person DOMESTIC AIR TRAVEL CAR average trip CAR 1 person 19 1. Getting There Greener, Union of Concerned Scientists 2. Comparison of Energy Use & Emissions from Different Transportation Modes

Driver Product Instruct, manage, & evaluate drivers Bus Product IoT for buses, fleet management solutions Rider Product Instant online quotes, apps for riders, organizers, & facilitators Operator Product Operating system of the industry to replace antiquated software and manual processes Rally Platform A suite of vertical SaaS products that help bus operators manage all aspects of their business Rally has developed a suite of apps - Driver, Bus, Rider, and Operator - for its own services, and has begun to provide this software to bus operators to use for their existing operations via a vertical SaaS integration model . As Rally onboards more bus operators onto the platform, revenue is expected to steadily increase through predictable subscription revenue . 20

Rally Network Monetizing the network value of the industry with tangential services Each bus has excess storage capacity that is utilized for courier and Shipping Financing & Insurance Connects OEMs w/ operators looking for financing & insurance for their fleets Door - to - Door Connecting Rally’s middle mile travel with first/last mile providers to complete the trip Advertising Sells advertisers looking to reach bus riders and the surrounding community alike With Rally’s demand - creating products and vertical SaaS integration, we generate huge ancillary revenue opportunities . Each of the offerings here has already been proven viable and ready to scale . As our primary products scale, the enterprise value of the network increases exponentially . 21

The pistons of this cycle are: Network Flywheel Increase Utilization Create Demand Integrate Technology Build Brand 22

Current Targets Existing Presence 5 GLOBAL MARKETS and counting 23

Transaction Overview

TRANSACTION SUMMARY

- Rally and America's Technology Acquisition Corp (ATA) have entered into a Merger Agreement, expected to close in Q4 2022
- The transaction is expected to provide Rally with a minimum of ~$30M proceeds (subject to shareholder redemptions) to fund Rally's growth strategy
- Non-redeeming ATA shareholders and certain support investors will receive Contingent Value Rights ("CVR") offering holders a preferred return and protection up to a share per CVR. The mechanics of the CVR are explained on the next page

VALUATION

- Transaction implies a pro-forma enterprise value of ~$207M exclusive of earnout shares
- 3.5x 2023E revenue of $60M

EARNOUT INCENTIVE STRUCTURE

- Seller earnout of 4.5M shares
- 3.0M seller earnout shares issued based on share price performance targets
- 1.5M seller earnout shares issued based on revenue targets

CAPITALIZATION ($mm)[1]	
Implied Market Capitalization*	234.4
(-) Cash to Balance Sheet	30.0
(+) Pro-Forma Debt	3.5
PRO-FORMA ENTERPRISE VALUE	**207.9**

IMPLIED SOURCES & USES ($mm)[2]	
Sources	
ATA Cash in Trust (Assuming ~65% redemptions)	42.0
Seller Rollover Equity	161.5
	-
TOTAL SOURCES	**203.5**
Uses	
Cash to Surviving Company Balance Sheet	30.0
Seller Rollover Equity	161.5
Transaction Expenses	12.0
TOTAL USES	**203.5**



Public Shares
17.9%
CVR Escrow
13.2%
Sponsor shares
9.3%
Underwriter shares
0.5%
Rollover shares
59.0%
17.9%
13.2%
59.0%

1. Includes ~16M Rally shareholder rollover shares, ~4.1M ATA public shares, ~2.9M ATA founder shares, and 0.1M underwriter shares; assuming no exercise of outstanding ATA warrants and excluding earnout shares and does not take into account the escrow shares for CVR by selling shareholders or Sponsor or distribution to CVR holders
2. Based on per share redemption price of $10.30 and assumes 65% redemptions from the ATA trust account

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Investor Incentives

Sponsor and Rally are escrowing shares to fund CVRs for supportive investors

KEY POINTS

ATA and Support Investors holding through the business combination will receive 1 share of Pubco stock and 1 contingent value right ("CVR")

Rally and ATA's Sponsor will place into escrow 2,250,000 and 750,000 each, respectively, for a maximum of 3,000,000 shares intended to provide valuation protection to Investors via the CVR

CVR Holders will receive additional shares based on trading price 18 months after closing; if prices are below prices that would earn Holders a simple annual return of 10% (based on redemption price at closing), subject to a maximum of 1 share per CVR

The implied discount at which shareholders are purchasing their shares in Rally if all CVR shares are disbursed under this scenario gives investors downside protection of 42.5%

Share Price at Settlement	CVRS per share owned at closing	Total Shares In Escrow (mm)	Shares Escrowed per CVR	Shares Disbursed per CVR	Total shares to CVR Holders	Total value at settlement
$3.00	1	3.00	0.74	0.74	1.74	5.23
$4.00	1	3.00	0.74	0.74	1.74	6.97
$5.00	1	3.00	0.74	0.74	1.74	8.71
$7.50	1	3.00	0.74	0.59	1.59	11.90
$10.00	1	3.00	0.74	0.19	1.19	11.90
$12.50	1	3.00	0.74	–	1.00	12.50
$15.00	1	3.00	0.74	–	1.00	15.00

Note: CVR calculations assume gross proceeds as shown in the transaction slide, which implies a total of 3,000,000 shares available in order to provide incentives for a total of 4,076,750 shares held by non-redeeming and Support Investors. Changes in shares held by non-redeeming and support investors will affect the per-CVR share count, as it is held constant at 3,000,000. As per the Merger Agreement, "Support Investor" means the Sponsor, one or more affiliates thereof, and/or other investor(s) identified by the Sponsor or an affiliate thereof and reasonably acceptable to the Company.

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Strong position among peers Market Data from [FactSet as of 5/27/22] Sharing Economy: BKNG, ABNB, DASH, UBER, LYFT, GRAB, SWVL; Marketplace SaaS: ACVA, BIGC, GWRE, BSY, VRRM; Vertical SaaS: TRMB ,MA NH,ALKT,TYL,VEEV,DCT,NCNO,OLO All figures shown are median for the cohort; ranges as follows for 22E - 24E CAGR, EV/23E Rev, EV/24E Rev, respectively: Shared Economy: 14.4 - 152.7%, 1.0 - 7.1x, 0.8 - 5.9x Vertical SaaS: 7.6 - 28.1%, 4.0 - 9.6x, 3.2 - 8.2x Marketplace Software: 5.4 - 31.8%, 1.5 - 9.9x,1.1 - 9.1x 26 22E - 24E CAGR EV / 2023E Revenue EV / 2024E Revenue Sharing Economy Marketplace SaaS Vertical Software 91.0% 21.6% 15.8% 13.1% 3.5x 2.2x 6.9x 5.0x 1.9x 1.6x 5.7x 4.8x

Let’s get there together Thank You! Numaan Akram CEO n@rally.co

Appendix Buses move more people than any other mode of travel “ ”

Global Team Remote - first, globally distributed team - innovating on mobility around the world

Numaan Akram CEO Raised an entrepreneur, schooled a technologist, developer by trade, founder at heart; recruited and built teams continuously throughout career Narinder Singh COO Building and growing businesses at the intersection of transportation and technology for 25+ years; founded courier, logistics, and school bus technology companies Siheun Song SVP_Events Creative force for brand and strategy. Juilliard, Columbia, Yale degrees. Career of building and leading sales teams to maximize performance Axel Hellman SVP_Lines Masters in Transportation and Planning with expertise gained from NJ Transit, Port Authority of NY&NJ, and private sector transportation Vipul Mittal VP_Operations Business Strategy at Google with experience in the information technology and services departments Chris DeVoe VP_Services Experienced process engineer, multiple product owner, with demonstrable successes in launching and maintaining services Peter Bray Brand_ Former Head of Digital for Saatchi & Saatchi . Leads brand and marketing strategy Matt Atkin Growth_ First 100 employees at Uber. Experience in growing internationally David Hall Industry_ Former GM of BoltBus. Led the most successful brand in busing in the US motorcoach industry Jenny Larios Berlin Mobility_ Cofounder & COO of Optimus Ride , AV technologies for mobility Experienced team of founders Mission - aligned transportation fanatics, passionately paving the future of bus tech 30

Steffen Braun Entrepreneur_ CEO of KI group HQ, home of entrepreneurs, solvers & creators Rudy Lowy Entrepreneur_ Founded multiple insurance firms Whitny P Sobala Brand_ Founder of purpose - driven, brand building marketing firm Mike Adler HR_ 20 years of experience recruiting for high scaling venture backed companies 31 Mark Wachen Venture_ Founder of CardSnacks and Founder of multiple venture firms and funds Seth Berkowitz Founder_ Founder and CEO at Insomnia Cookies Joseph Coyne Venture_ Harvard Business School, investing capital for institutions, family offices Derek Kleinow Mobility_ Venture Capital Business Development team at Amazon Web Services and founder Thomas Silver Marketing_ SVP, Dice Holdings, management VP, Amex of company’s first travel tech product Tom Ajello Product_ User experience specialist Sr. Partner, Lippincott Brian Antolin Buses_ Founder and one of the leading voices in intercity travel and transportation in the US Jeffrey Chernick Mobility_ Cofounder of RideAmigos, transportation demand management technology licensed by municipalities and organizations globally Victor Parra Buses_ CEO & President United Motorcoach Association, for 20 yrs Seamus Hatch Mobility_ LogicWorks, Accenture, Sybase - twenty years building valuable businesses around innovative technology Keith Gordon Sports_ Former President, NFL Players Inc Patrick McQuown Entrepreneur_ Cofounder & CEO of Proteus; Executive Director - Entrepreneurship at Towson University Supported by industry veterans Transportation cuts across the many industries which these experienced professionals represent 123 22

32 Invested in by networks Backed by incubators and accelerators, each with their own network of support Yale Innovation Fund First institutional capital provided by Yale University’s student innovation fund 43North 43North is an accelerator program that invests to attract and retain high - growth startups in New York Techstars Leading accelerator program with a global network Elemental Elemental has invested in companies, funded technology projects, and built a platform for scaling equitable, market - driven solutions to climate change

Services Multiple revenue streams represent the many use - cases of buses and the resulting network effects

Rally competes with large bus operators for line runs by aggregating the fleets of small operators. With this approach, Rally has more buses of higher quality, more drivers, and more service centers to bring to the market. This allows Rally to compete heads - on in the same markets currently served by legacy providers while also creating new routes in underserved markets. TRADITIONAL MODEL Line - runs dominated by large legacy providers RALLY MODEL Small operators are aggregated via a tech platform to provide a more flexible approach Rally Lines Technology empowers smaller, flexible, & high quality bus operators to run intercity routes, scheduled service, and line - runs 34

Lines launch playbook Early marketing investment leads to a profitable and sustainable Lines route Expected marketing spend for the first 36 months of a baseline route Regional variability compared Rally’s Line’s Baseline route is modeled on average gross margins that are based on the management team’s professional experience and industry knowledge. 1 Heavy marketing spend to establish a new route is the investment, with a positive long term cumulative net margin (LTV) as the reward. Regional multipliers are applied to change our expectations about the route’s risk - reward profile. Expected monthly gross margin for the first 36 months of a baseline route 1. At the foundation of management expectations about Rally’s growth from its Lines business are these key assumptions 35 3 4

Lines revenue since Covid bottom 1 Compound monthly growth rate 48.10% Middle - mile trips, the core use case for Rally’s Lines offering, bounce back from pandemic lows as revenue approaches pre - Covid levels. Avg miles traveled per trip since Covid bottom 1 Lines demand is at an all time high Lines revenue hitting records as demand for middle - mile trips surge 1.Financial data for 2020 and 2021 is subject to pending PCAOB audit. 36

New York - New Jersey - Maryland - DC 1,2 Ithaca, NY - Binghamton, NY - NYC 1,3 Total income over 33 month period Proven success throughout Northeast Bus operators are eager to partner with us given our proven track record of acquiring riders & generating income $6.4M Total income over 29 month period $4.9M 1. Financial data for 2020 and 2021 is subject to pending PCAOB audit. 2. Presented financial information represent historical data from April 2017 to June 2020 3. Presented financial information represent historical data from August 2017 to June 2020 37

Base route costs (over 5 year period) 1 Route launch $50,000 PR & Branding $300,000 OTA costs $596,884 Per ride marketing $528,287 Other expenses $557,091 Total $2,032,262 Base route LTV (over 5 year period) 1 Total rides 412,622 Average fare $38.58 Gross margin 26.25% Line LTV $4,178,321 Profit per route over 5 year period 1 $2,146,059 ROI per route over 5 year period 1 105.60% Marketing spend is the primary cost driver in setting up a new route Other expenses include facility fees and refunds The average route is expected to lose money in the first few months of operation, but then maintain a steady margin Expected costs & lifetime value of a new Line An effective marketing plan for a new Line is expected to result in a profitable route over a 5 year period 1.Presented figures represent the expected performance of a typical newly launched route. 38

● Dynamic routes ● Automated planning ● Crowdfunded trips ● Individuals buy a ride ● Networked companies ● Unlimited buses Rally Events Technology that flexibly creates pop up bus routes to address short term surge travel demand Rally creates dynamic bus routes, bringing supply online to meet the demand TRADITIONAL MODEL Preformed groups rent a bus 1 company, 1 bus, 1 route Single planner and payer A B 39

Events playbook Regional/venue - specific growth plan … Expected average revenue vs marketing spend per state 1 Launching unique routes per state 1 Event price per ride 1 1. Rally invests marketing spend in a region to build awareness. 1. As awareness grows, new unique crowdsourced routes develop in the region. Once established, these routes bring recurring revenue for a variety of different events in the region. 1. As a result, Rally more efficiently captures event goers. This leads to decreased marketing spend per state and per unique route, even as revenue in the region increases. 1.Projections for periods 2022 and beyond based on historical financial data and expected performance. 40 How Rally expects to grow events business

Total rides sold & revenue for Packers home games 1 Total rides sold & revenue for Bills home games 1 Demonstrated success for large events Case Study: Green Bay Packers and Buffalo Bills home games 1.Financial data for periods prior to 2020 is unaudited. 41 Rides & Revenue increase by engaging fan communities to build awareness of the bus rideshare

Rally Lines riders traveling to and from Ithaca, NY are able to book a taxi ride along with their bus ride, adding a last mil e component to their trip. Since the pilot began in September 2020, revenue per passenger trip has increased. Rally will replicate this concept to other small cities where Uber and Lyft response times are slow. Ithaca pilot revenue 9/2020 - 12/2021 Revenue per passenger 9/2020 - 12/2021 Successful D2D pilot in Ithaca, NY Case study: Door - to - door (D2D) pilot in Ithaca, NY. A replicable strategy to add last - mile services and raise barriers to entry from competitors 1.Financial data for 2020 and 2021 is subject to pending PCAOB audit. 42

Macro The future is a trip - based economy where we choose the best mode of transportation for the use - case

Rally Lines

Regularly scheduled intercity transportation product

42% of the 640,000,000+ annual passenger trips in the private bus industry are on regularly scheduled intercity lines. This is currently dominated by large operators, Greyhound being the largest. Rally has created new lines for underserved markets overlooked by large operators as well as competing head-on with innovative offerings. Rally is a virtual bus company aggregating the fleets of small operators to outperform the legacy players. By operating a managed marketplace via a tech platform, we have more buses of higher quality, more drivers, and more service centers to bring to the market.

- Modernized user-experience to disrupt legacy operators
- Data-driven routing and demand prediction
- Automated dispatch and services
- B2C acquisition strategy
- Privatized corporate commuting


CITY
CITY
CITY

SUPPORTING TRENDS AND NEWS:

Megabus sold at loss to PE firm
Greyhound has been sold by its parent company, Stagecoach
Technology platforms are giving smaller charter companies and regional players a greater ability to compete with well-established operators in some of the country's most heavily traveled corridors

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Rally Events

Popup routes to venues or holiday intercity surge demand

58% of the 640,000,000+ annual passenger trips in the private bus industry are for charters, aka bus rentals. The buses are chartered by *preformed* groups like schools, corporates, and other institutions for private events. Rally's innovation is the bus rideshare, aggregating like-minded strangers into productive bus trips. Our marketplace model then matches the demand with the best bus operators in the market, creating new demand for their buses, thereby unlocking the value of their underutilized assets.

Events have the following qualities and characteristics:

- Communities of passionate individuals getting together
- Crowdsourced/funded trips with viral sharing
- Pop-up bus stops called Rally Points
- B2B2C partnerships scale fast, for ownable channels
- Self-service for Tour Operators


RALLY POINT
RALLY POINT
DESTINATION
RALLY POINT
RALLY POINT

SUPPORTING TRENDS AND NEWS:

Bank of America: We've reached 'peak car'

The Decline of the Driver's License

68% of the world population projected to live in urban areas by 2050

45

BUSES MASS 15+ riders SCOOTERS & BIKES MICRO 1 rider CARS & VANS PERSONAL 1 to 6 riders Mobility Evolves: Middle Mile The next phase of the mobility revolution will solve for regional transportation challenges ½ to 3 Miles 5 to 30 Miles 30 to 300 Miles 46

Mobility comparison matrix

Rally redefines the bus experience

	rally	Bus Company	OTA	Train	Car	Rideshare Taxi	Plane
Distance	40-400 miles	75-400 miles	75-2,500 miles	75-2,500 miles	1-3,200 miles	1-25 miles	150+ miles
Customer Experience	High	Varies	None	High	Varies	High	High
Convenient	Very: door to door	Somewhat, stop to stop	Somewhat, stop to stop	Somewhat, stop to stop	Yes, from door to door	Not for long distances	Somewhat between airports
Low Price	Yes	Usually	Varies	No	Not for total ownership	Not for long distances	No
Easy Booking	Yes	Varies	Yes	Yes	NA	Yes	Yes
Environmentally Friendly	Yes	High	Yes	Yes	No	No	No

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1. https://en.wikipedia.org/wiki/Mobility_as_a_service 2. Influenced by Forbes.com Mobility - as - a - Service (MaaS) is an emerging type of service that, through a joint digital channel enables users to plan, book, and pay for multiple types of mobility services. The concept describes a shift away from personally - owned modes of transportation and towards mobility provided as a service. 1,2 Rally’s Mass Mobility - as - a - Service (MMaaS) is a subset of this broader shift, solving for peak demand infrastructure limits and maximizing ESG goals. A response to modern day urban trends Pay - as - you - go or subscription business model Driven by advances in digital technology Digital tech is evolving transportation MaaS platforms use innovative tech and business models to provide more convenient transportation options MaaS is... 48

Transit participation exceeds pre-pandemic levels

Data suggests that global transit participation rebounds quickly from spikes in new Covid-19 cases

Transit participation and new covid cases per day Jan 2020 - April 2022[1,2]



1
2
3
300
200
100
0
Relative to Pre-Covid
(New COVID-19 cases per day (in thousands)
1/13/2020
2/8/2020
3/5/2020
3/31/2020
4/26/2020
5/22/2020
6/17/2020
7/13/2020
8/8/2020
9/3/2020
9/29/2020
10/25/202
11/20/202
12/16/202
1/11/2021
2/6/2021
3/4/2021
3/30/2021
4/25/2021
5/21/2021
6/16/2021
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10/24/202
11/19/202
12/15/202
1/10/2022
2/5/2022
3/3/2022
3/29/2022
Transit participation
New cases per day

Global transit participation data from January 2020 - April 2022 shows that public transit rebounds, and even increases, after spikes in new Covid-19 cases. By extension, we expect public transit use may continue to grow as the effects of the pandemic subside.

1. Transit participation decreases at initial spike in Covid-19 cases
2. Transit participation increases as new cases per day remain steady or decrease
3. Transit participation quickly rebounds and grows after as recent spike in new cases subsides

1.Transit participation data represents an average of transit participation from USA, Belgium, Denmark, Italy, Spain, and Switzerland from 1/13/2020 - 4/12/2022. Data originally comes from the COVID-19 Apple Mobility Trends Report. Apple stopped producing this report on 4/14/2022. This data can be found on Amazon Web Services from Rearc.

2.New cases per day data represents an average of new cases from USA, Belgium, Denmark, Italy, Spain, and Switzerland fro 1/13/2020 - 4/12/2022. Data comes from the WHO COVID-19 Dashboard. Geneva: World Health Organization, 2020. Available online: https://covid19.who.int

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rally

Middle mile trips rebound from bottom Trips 25 - 250 miles long have increased from pandemic lows 50 Compound monthly growth rate = 20.72% Trips 25 - 250 miles within the USA ¹ 1. Trips 25 - 250 miles long are the core use case for the company. Data comes the U.S Department of Transportation Bureau of Transportation Statistics . Data is available through 2/5/2022. 2. Data comes from the U.S Department of Transportation Bureau of Transportation Statistics . Data is available through Q1 2022. The number of middle mile trips in the USA have increased since the pandemic bottom and are currently at pre - pandemic levels. Personal spending on travel in USA 2 Compound annual growth rate = 53.07% Personal spending on travel in the USA has increased since the pandemic bottom are are 2% less than pre - pandemic levels.

Surveys indicate that while most travelers find sustainable travel to be at least somewhat important, many will only book sustainable options if the price and convenience is right 1 . Rally’s technology allows riders convenience and affordability in bus travel, helping to advance the sustainable travel movement. 1. https://thevacationer.com/sustainable - travel - survey - 2021/ Green travel reaching inflection point Travelers want more sustainable travel, but only if its convenient and affordable 51

Network effects strategy

Reinforcement tactics will solidify Rally's marketplace ensuring increasing enterprise value

NETWORK
EFFECTS
MAP



BANDWAGON
TECH PERFORMANCE
DATA
ASYMPTOTIC MARKETPLACE
PLATFORM (2-SIDED)
MARKETPLACE (2-SIDED)
MARKET NETWORK
PERSONAL
PERSONAL UTILITY
PROTOCOL
PHYSYCAL
BELIEF
LANGUAGE
rally
BRAND
EMBED
SCALE
DIRECT
2-SIDED
DATA
TECH
SOCIAL

Rally's marketplace reinforcement strategy[1]

Rally develops a managed marketplace connecting riders & bus operators **(asymptotic marketplace)**

Rally intends to use funding to launch service in new geographies **(scale)**, partnership with ticketing companies **(embed)**, and place Rally branding on the outside of its partner bus fleets **(brand)**

Rally intends to connect operators with insurance providers, maintenance shops, advertisers, & other specialized professionals seeking longer term relationships, creating an N-sided marketplace **(Market Network)**

As more riders are expected to join, Rally should gain more insights into new route creation and fulfillment, providing more opportunity for new riders **(Data)**

1.Management expects to apply the Network Effects principles written by venture capital firm NFX to build defensibility in the marketplace. You can learn more about these principles at https://www.nfx.com/post/network-effects-manual/

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rally

Financials Highlights Historic data and forecasted goals based on assumptions 5 43

Snapshot: P&L 2016 - 2021 Historic profit & loss 1 2016 2017 2018 2019 2020 2021 Lines revenue $0.05M $2.31M $7.39M $15.04M $4.02M $9.19M Events revenue $1.52M $4.86M $1.80M $1.28M $0.40M $1.40M Platform revenue $0.00M $0.00M $0.00M $0.39M $0.17M $0.09M Network revenue $0.00M $0.00M $0.00M $0.00M $0.00M $0.00M Total revenue $1.6M $7.2M $9.2M $16.7M $4.6M $10.7M Lines COGS $0.18M $2.79M $6.24M $13.23M $3.41M $8.27M Events COGS $1.16M $3.71M $1.41M $1.19M $0.30M $1.23M Platform COGS $0.00M $0.00M $0.00M $0.06M $0.03M $0.01M Network COGS $0.00M $0.00M $0.00M $0.00M $0.00M $0.00M Total COGS $1.3M $6.5M $7.6M $14.5M $3.7M $9.5M Lines Margin $ - $0.12M - $0.48M $1.15M $1.81M $0.61M $0.91M Events Margin $ $0.35M $1.15M $0.39M $0.08M $0.10M $0.17M Platform Margin $ $0.00M $0.00M $0.00M $0.33M $0.15M $0.08M Network Margin $ $0.00M $0.00M $0.00M $0.00M $0.00M $0.00M Total Margin $ $0.2M $0.7M $1.5M $2.2M $0.9M $1.2M Lines Margin % - 225.92% - 20.73% 15.60% 12.03% 15.09% 9.95% Events Margin % 23.40% 23.68% 21.60% 6.52% 24.27% 12.33% Platform Margin % 85.38% 85.42% 88.95% Network Margin % Total Margin % 14.73% 9.38% 16.78% 13.32% 18.55% 10.92% Sales, Marketing, & Operations $1.04M $1.72M $3.47M $3.95M $1.90M $1.98M Depreciation $0.09M $0.14M $0.18M $0.47M $0.55M $0.66M General & Administrative $0.47M $0.75M $0.97M $1.47M $0.60M $0.54M Technology & Development $0.05M $0.04M $0.56M $0.62M $0.50M $0.26M Total Operating Expenses $1.7M $2.7M $5.2M $6.5M $3.6M $3.4M Income from Operations $ - $1.4M - $2.0M - $3.6M - $4.3M - $2.7M - $2.3M Income from Operations % - 90.49% - 27.68% - 39.59% - 25.64% - 58.92% - 21.28% 1.Financial data for periods prior to 2020 is unaudited; financial data for 2020 and 2021 is subject to pending PCAOB audit. 54

● Balance of new and existing combinations keep average $ per seat relatively steady in 2023 4 ● Average $ per seat jumps significantly in 2024 as no new combinations are launched 5 Lines per bus trip unit economics Gross margin per ride & price combination 55 ASSUMPTIONS & EXPECTATIONS 3,4 Bus trip gross margin in 2024(E) based on fill rate & ride $ 1,2 Fill rate (seats) 1.Revenue of a bus trip is calculated by multiplying the number of seats sold (fill rate) for a bus trip by the average price pe r seat of that trip. The cost of a bus trip is the price for chartering a bus for a linesrun. The difference is the gross margin of the bus trip. 2.The cost of goods used for this table is the estimated average of the cost of chartering a bus for a lines trip over the fi rst two years of a newly launched stop combination. 3.Average fill rate and average price per seat estimates are based on management’s expectations of creating awareness with ne w a nd existing stop combinations in the Northeast and Southeast regions of the USA 4.Projections for periods 2022 and beyond based on historical financial data and expected performance. 5.New stop combinations are expected to have low fill rates and low $ per seat during its first few months, resulting in a ne gat ive gross margin. Fill rates and $ per seat are expected to increase during the stop combination’s first two years, ultimately resulting in a positive gross margin as the combination matures. See Assumptions: Lines Offering and Lines Launch Playbook for more information. 6.Cost of goods sold per bus is estimated to increase each year due to the rising costs of operating a bus, such as gas cost s, labor, and maintenance. $885.70 15 20 25 30 35 40 45 50 $20 - 195% - 121% - 77% - 48% - 27% - 11% 2% 11% $22 - 168% - 101% - 61% - 34% - 15% - 1% 11% 19% $24 - 146% - 85% - 48% - 23% - 5% 8% 18% 26% $26 - 127% - 70% - 36% - 14% 3% 15% 24% 32% $28 - 111% - 58% - 27% - 5% 10% 21% 30% 37% $30 - 97% - 48% - 18% 2% 16% 26% 34% 41% $32 - 85% - 38% - 11% 8% 21% 31% 38% 45% $34 - 74% - 30% - 4% 13% 26% 35% 42% 48% $36 - 64% - 23% 2% 18% 30% 38% 45% 51% $38 - 55% - 17% 7% 22% 33% 42% 48% 53% $40 - 48% - 11% 11% 26% 37% 45% 51% 56% $ per ride ● New stop combinations decrease average fill rate in 2023 4 ● Average fill rate rebounds in 2024 as combinations mature and no new combinations are launched 5 Estimated average fill rate (seats) per year Estimated average $ per seat per year Estimated gross margin per year ● New stop combinations decrease gross margin in 2023 4 ● Gross margin rebounds in 2024 as combinations mature and no new combinations are launched 5,6

● Average $ per seat decreases in 2023 as Rally onboards attendees from less expensive events 6 ● Average $ per seat remains steady in 2024 as transit patterns within fan communities mature Events per bus trip unit economics Gross margin per ride & price combination 56 ASSUMPTIONS & EXPECTATIONS 3,4 Bus trip gross margin in 2024(E) based on fill rate & ride $ 1,2 Fill rate (seats) 1.Revenue of a bus trip is calculated by multiplying the number of seats sold (fill rate) for a bus trip by the average price pe r seat of that trip. The cost of a bus trip is the price for chartering a bus for an event. The difference is the gross margin of the bus trip. 2.The cost of goods used for this table is the estimated the cost of chartering a bus for an events trip in 2024. 3.Average fill rate and average price per seat estimates are based on management’s expectations of creating awareness with fa n c ommunities throughout the NFL, NBA, NHL, MLB, Livenation, and other prominent concert and festival events throughout North America. See Events Playbook and Assumptions: Events Offering for more information on assumptions. 4.Projections for periods 2022 and beyond based on historical financial data and expected performance. 5.Rally’s Events marketing and business development efforts will focus on fan communities in targeted regions, which is expec ted to result in greater brand awareness and fill rates year over year. 6.Management expects a correlation between the price of an event ticket and transportation fare. MLB, NBA, NHL, and concerts ar e expected to be cheaper to attend, resulting in cheaper fare prices. 7.Cost of goods sold per bus is estimated to increase each year due to the rising costs of operating a bus, such as gas cost s, labor, and maintenance. ● Average fill rate increases in 2023 and 2024 as Rally builds brand awareness with sports & entertainment fan communities in targeted regions throughout North America 5 Estimated average fill rate (seats) per year Estimated average $ per seat per year ● Average gross margin decreases in 2023 as the average $ per seat drops ● Average gross margin is steady in 2024 as increase in fill rate offsets expected COGS increase 7 1039.00 5678 20 25 30 35 40 45 50 54 $30 - 73% - 39% - 15% 1% 13% 23% 31% 36% $32 - 62% - 30% - 8% 7% 19% 28% 35% 40% $34 - 53% - 22% - 2% 13% 24% 32% 39% 43% $36 - 44% - 15% 4% 18% 28% 36% 42% 47% $38 - 37% - 9% 9% 22% 32% 39% 45% 49% $40 - 30% - 4% 13% 26% 35% 42% 48% 52% $42 - 24% 1% 18% 29% 38% 45% 51% 54% $44 - 18% 6% 21% 33% 41% 48% 53% 56% $46 - 13% 10% 25% 35% 44% 50% 55% 58% $48 - 8% 13% 28% 38% 46% 52% 57% 60% $50 - 4% 17% 31% 41% 48% 54% 58% 62% $ per ride Estimated gross margin per year

Steady state growth characteristic expectations Assumptions of mature revenue streams organically growing service offering playbook Lines unit of measurement is 'Unique Stop Combination'. A unique stop combination is defined as a combination of any two stops along a route (ex: Ithaca - NYC). Below are the estimated average combinations and revenue that describe a Line in a steady state, and the aggregate expected goals thereof. Events unit of measurement is 'Unique Route'. A unique route is defined as a route with a unique starting that takes a customer to an event. (ex: Appleton, WI to Lambeau Field). Below are estimated average routes and revenue metrics that describe an Event in a steady state, and the aggregate expected goals thereof. 1. Rally generates $4,492 in cash per unique stop combination in a steady state year. 1 1. Rally generates $1,732 in cash per unique route in a steady state year. 1 2. It costs Rally $1,180 to launch a unique stop combination in a steady state year. 2 2. It costs Rally $692 to launch a unique route in a steady state year. 2 3. Using the cash generated from one unique stop combination in a steady state year, Rally is able to create 3.8 unique stop combinations the following year. 3 3. Using the cash generated from one unique route in a steady state year, Rally is able to create 2.5 unique routes the following year. 3 4. Rally projects to have 2,802 unique stop combinations in 2024. This provides the cash to create 10,669 new stop combinations the following year. 4 4. Rally projects to have 1,574 unique routes in 2024. This provides the cash to create 3,941 new routes the following year. 4 1. Steady state means that the Line or Event has become predictable (low volatility) and profitable with organic growth. 2. Data illustrates the underlying assumptions that determines the forecasted organic growth of Events and Lines based on man age ment assessment of industry norms and trends, with the following assumptions: COGS increasing at least at same rate as inflation in the US, variable customer acquisition costs, Based on Rally’s 2024 growth assumptions, calculated by projected 2024 gross margin / projected 2024 unique stop combination and unique route, less expected OPEX ratio 1. Based on Rally’s 2024 growth assumptions, calculated by projected 2024 marketing spend per unique stop combination and unique ro ute 2. Cash generated / cost for a new unit 3. Based on Rally’s 2024 growth assumptions, calculated by projected 2024 units * organic growth ratio RALLY LINES RALLY EVENTS 57 7 6

1.A unique stop combination is defined as a combination of any two stops along a route. (ex: Ithaca - NYC). A unique route is def ined as as a route with a unique starting that takes a customer to an event. (ex: Appleton, WI to Lambeau Field) 2.Steady state is defined as the period when the unique stop combination or route matures and is expected to generate predict abl e revenue with little volatility Steady state growth expectations Mature revenue streams are expected to offer predictable organic growth 58 RALLY LINES Unit of measurement is a Unique Stop Combination 1 RALLY EVENTS ‘Unit of measurement is a Unique Route 1 1. Rally estimates it will generate $4,492 in cash per unique stop combination in a steady state 2 year. 2. It costs Rally $1,180 to launch a unique stop combination in a steady state year.2 8

Revenue % by product - 2024(E) 1,2 RALLY LINES Enable bus operators of any size to run regularly scheduled routes RALLY EVENTS Create pop - up routes to address surge demand from popular events & holiday travel RALLY PLATFORM An underlying platform that bus operators use to manage all aspects of their business RALLY NETWORK Additional offerings that leverage Rally’s digital integration within the industry Rally products at - a - glance A digital suite of consumer - facing and back - end technology designed to evolve the bus industry 59 1.Presented figures estimate that all products drive revenue from the North American market. Some Platform revenue is also e sti mated to come from Brazil as Rally currently has contracts in that region. 2.Projections for periods 2022 and beyond based on historical financial data and expected performance.

Industry Disruption Many of the characteristics seen in other disrupted mobility segments apply to motorcoaches 9

2 - 10 buses operated per company 40K motorcoaches on the road 580M passenger trips $5B worth of bus seats go unoccupied each year 3K charter bus companies Motorcoach Available Market The industry is fragmented and ripe for disruption. Traditionally a B2B industry, bus operators charter buses wholesale. Rally charters these buses and sells retail rides on our technology platform, under our brand, to own the customer relationship and creating new demand for charter buses. Rally Bus replaces antiquated processes with new economy business innovations. 1. ABA Motorcoach Census / Rally proprietary analysis for value of unoccupied seats 61

● Events: Event attendees ● Lines: Intercity bus travelers ● Platform: Intercity bus riders Global unit of measurement Rally’s proprietary TAM analysis is based on 10 certified data sources 3 $134.5B Total Addressable Market TAM segmented by Events, Lines, and Platform segments Total Addressable Market (TAM) 1 $134.5B 1.The 134.5B opportunity reflects Rally’s potential 2024 TAM, defined as the estimated global revenue potential for for its L ine s, Events, & Platform offerings. The TAM for each product offering is calculated by multiplying an estimated number of intercity bus trips (Lines), sports & entertainment bus trips (Events), and intercity ride rs (Platform) by an estimated average price per unit for up to 235 unique countries. Intercity bus trips (Lines), sports & entertainment bus trips (Events), & intercity riders (Platform),and their associated pe r u nit prices, are estimated based on the industry experience of Rally’s management team. 2. The 104.3M opportunity reflects Rally’s potential 2024 SOM, defined as the estimated revenue potential in the United State s, Canada, and Brazil that Rally may capture for its Lines, Events, and Platform offerings. The SOM for each product offering is calculated by estimating a percentage of the market share represented in the 20 24 TAM that Rally may capture. Market share capture %s are estimated based on the industry experience of Rally’s management team. 3.View 1. Rally TAM proprietary analysis . Data sources include the USDOT for transportation data, Wordometers for population data, and various sports & entertainment l ea gues for attendance data. 62 ● Aligned with 2024 revenue projections for Lines,Events, and Platform offerings 2024 (E) projected revenue Sizable Obtainable Market (SOM) 2 $104.3M

These small businesses are B2B wholesale charter bus companies They have limited technology , and have no marketing expertise to be able to reach retail consumers Rally networks together the various fleets of small companies to create a unified offering Segmentation The majority of the industry is small businesses Motorcoach Fleet Size Carriers Motorcoaches Average # of Motorcoaches Motorcoaches by Capacity (Passengers) Number Percent Number Percent 30 to 46 47 to 57 Over 58 100 or more 19 0.50% 8,904 24.10% 468.6 189 8,224 491 50 - 99 50 1.30% 3,359 9.10% 67.2 365 2,882 159 25 - 49 155 4.10% 5,355 14.50% 34.5 600 4,662 94 10 - 24 462 12.20% 7,023 19.00% 15.2 606 6,154 264 1 - 9 3,115 82.00% 12,262 32.30% 3.9 1,320 10,467 475 Industry Total 3,801 100.00% 36,903 100.00% 9.7 3,079 32,329 1,483 1. ABA Motorcoach Census 63 10

Utilization There is a lot of room for utilization improvement within the industry. Fence costs range from $450 - $600 per bus day . A bus operator would happily take a job where the pre - tax profit is as low as 10% margins in order to eliminate paying the fence cost. Motorcoach Fleet Size Passenger Trips Average Passenger Trips per: Total Percent Motorcoach Carrier 100 or more 233,017,000 38.50% 26,000 12,264,100 50 - 99 56,827,000 9.40% 16,900 1,136,500 25 - 49 82,452,000 13.60% 15,400 531,900 10 - 24 100,457,000 16.60% 14,300 217,400 1 - 9 132,331,000 21.90% 10,800 42,500 Industry Total 605,084,000 100.00% 16,400 159,200 Small carriers have significant capacity in their fleet 1. ABA Motorcoach Census

By creating the service offerings that smaller operators cannot, Rally enables small operators to act like the larger organizations, increasing utilization and efficiency . Diversification Small carriers have significant capacity in their fleet 47.3% 1 Service 28.2% 2 Services 13.0% 3 Services 7.7% 4 Services 1.9% 6 Services Percentage of Carriers by Number of Services Provided in 2013 Percentage of Carriers Providing Types of Service 1. ABA Motorcoach Census 65

Product Rally services are delivered through apps for all the roles in the business of buses, not all of which are publicly viewable, so samples are included here

RALLY / OURBUS Drivers utilize the Rally app to get their instructions. The app tracks compliance and enables drivers to earn tips . Drivers Drivers are empowered and dignified, making their job easier with more trips

Organizers Influencers are empowered with utilities that make it easy to create a bus trip 68

Managers Customer service and operations have live views for monitoring and communications Customer Service is automated then escalated to distributed teams. Operations monitors trips globally in a single view.

Operators Customer service and operations have live views for monitoring and communications Bus Operators have their own apps to bid on Rally trips and take assignments Every aspect of the work is tracked and the operators are incentivized to perform .

Let’s get there together